As filed with the Securities and Exchange Commission on February 25, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Kiniksa Pharmaceuticals, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	98-1327726
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Clarendon House

2 Church Street

Hamilton HM11, Bermuda

(808) 451-3453

(Address of Principal Executive Offices) (Zip Code)

Kiniksa Pharmaceuticals, Ltd. 2018 Incentive Award Plan
Kiniksa Pharmaceuticals, Ltd. 2018 Employee Share Purchase Plan

(Full title of the plan)

Kiniksa Pharmaceuticals Corp.

100 Hayden Avenue

Lexington, MA 02421

(Name and address for agent for service)

(781) 431-9100

(Telephone number, including area code, of agent for service)

Copies to:

Johan V. Brigham

Latham & Watkins LLP

200 Clarendon Street

Boston, Massachusetts 02116

(617) 948-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common shares, par value $0.000273235 per share	2,728,601 shares(2)	$23.98(4)	$65,437,311	$7,140
Class A common shares, par value $0.000273235 per share	130,000 shares(3)	$23.98(4)	$3,117,661	$341

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Kiniksa Pharmaceuticals, Ltd. 2018 Incentive Award Plan (the “2018 Plan”) and the Kiniksa Pharmaceuticals, Ltd. 2018 Employee Share Purchase Plan (the “2018 ESPP”) to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2)	Consists of 2,728,601 Class A common shares that may become issuable under the 2018 Plan pursuant to its terms.
(3)	Consists of 130,000 Class A common shares that may become issuable under the 2018 ESPP pursuant to its terms.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the Class A common shares as reported on the Nasdaq Global Select Market on February 19, 2021.

PART I

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,728,601 Class A common shares of Kiniksa Pharmaceuticals, Ltd. (the “Registrant”) to be issued pursuant to the 2018 Plan and an additional 130,000 Class A common shares of the Registrant to be issued pursuant to the 2018 ESPP. Registration Statements of the Registrant on Forms S-8 relating to the same employee benefit plans are effective.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

Except as set forth below, the contents of the Registration Statements on Form S-8 (Reg. Nos. 333-225196 and 333-237589) filed with the Securities and Exchange Commission relating to the 2018 Plan and the 2018 ESPP are incorporated by reference herein.

Item 8.	Exhibits.

Number	Description

4.1	Amended and Restated Bye-Laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38492) filed on May 29, 2018)

4.2	Memorandum of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-224488) filed on April 27, 2018)

5.1+	Opinion of Conyers Dill & Pearman Limited, counsel to the Registrant

23.1+	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2+	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

24.1+	Power of attorney (included on signature pages below)

99.1	Kiniksa Pharmaceuticals, Ltd. 2018 Incentive Award Plan, and the form of share option grant notice and option agreement, form of restricted share grant notice and restricted share agreement, and form of restricted share unit grant notice and restricted share unit agreement thereunder (incorporated by reference to Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q (File. No. 001-38492) filed on May 4, 2020).

99.2	2018 Incentive Award Plan; Sub-Plan for UK Employees, and the form of share option grant notice for UK participants (incorporated by reference to Exhibit 10.23 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-229394) filed on January 28, 2019)

99.3	Form of Restricted Share Unit Grant Notice for UK participants under the 2018 Incentive Award Plan; Sub-Plan for UK Employees (incorporated by reference to Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 (Reg. No. 333-237589) filed on April 7, 2020)

99.5	2018 Incentive Award Plan forms of share option grant notice and share option agreement for German participants, restricted share grant notice and restricted share agreement for German participants, and restricted share unit grant notice and restricted share unit agreement for German participants (incorporated by reference to Exhibit 10.27 to the Registrant’s Annual Report on Form 10-K (File No. 001-38492) filed on March 12, 2019)

99.6	2018 Employee Share Purchase Plan (incorporated by reference to Exhibit 10.14 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-224488) filed on May 14, 2018).

+	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, California on this 25th day of February 2021.

KINIKSA PHARMACEUTICALS, LTD.

By:	/s/ Sanj K. Patel
Sanj K. Patel Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sanj K. Patel and Mark Ragosa, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Sanj K. Patel Sanj K. Patel	Chief Executive Officer and Chairman of the Board (principal executive officer)	February 25, 2021

/s/ Mark Ragosa Mark Ragosa	VP, Interim Chief Financial Officer (principal financial officer)	February 25, 2021

/s/ Michael R. Megna Michael R. Megna	VP, Finance and Chief Accounting Officer (principal accounting officer)	February 25, 2021

/s/ Felix J. Baker Felix J. Baker	Lead Independent Director	February 25, 2021

/s/ Stephen R. Biggar Stephen R. Biggar	Director	February 25, 2021

/s/ G. Bradley Cole G. Bradley Cole	Director	February 25 2021

/s/ Richard S. Levy Richard S. Levy	Director	February 25, 2021

/s/ Thomas R. Malley Thomas R. Malley	Director	February 25, 2021

/s/ Tracey L. McCain Tracey L. McCain	Director	February 25, 2021

/s/ Kimberly J. Popovits Kimberly J. Popovits	Director	February 25, 2021

/s/ Barry D. Quart Barry D. Quart	Director	February 25, 2021

U.S. AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the duly authorized representative in the United States of the Registrant has signed this registration statement, on this 25th day of February 2021.

KINIKSA PHARMACEUTICALS CORP.

By:	/s/ Sanj K. Patel
Sanj K. Patel
Chief Executive Officer